SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 28, 2005
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

        Delaware                        0-23788                   22-3284403
(State or other jurisdiction     (Commission File No.)         (IRS Employer
    of incorporation)                                        Identification No.)


                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                          -----------------------------

Check the appropriate box below if the Form 8-K filing is intend ed to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      Please see the disclosure under Item 1.01 herein.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

      On January 11, 2005, Xechem International, Inc. entered into a bridge loan financing letter agreement with Marjorie Chassman (hereinafter referred to as "Chassman"), whereby Chassman agreed to loan $1,000,000 to Xechem, see Current Report on Form 8-K filed by Xechem on January 18, 2005 (SEC File No. 0-23788) (the "Chassman Note").

      On February 28, 2005, Xechem entered into a series of agreements (hereinafter referred to as the "Bridge Loan Financing Agreements"), wherein the investors in the bridge loan financing infused approximately $567,639 into the company on the terms and conditions as set forth herein. Concurrently therewith, Chassman applied the Chassman Note to the purchase of $1,000,000 of securities under the Bridge Loan Financing Agreements. Net of commissions, Xechem realized $1,410,875 from this financing, inclusive of the amount received from Chassman.

      Investors, including Chassman, purchased approximately 1,568 units. Each such unit is comprised of $1,000 principal amount of secured convertible promissory notes and five year warrants to purchase approximately 33,333.33 shares of common stock, par value $0.00001 per share, at $0.015 per share per unit (for a total of approximately 52,266,666 shares for 1,568 units). The subscription purchase price was $1,000 per unit. The Secured Promissory Note bears simple interest of ten percent (10%) per annum and is due December 31, 2005, subject to extensions, as described below. The Secured Promissory Note is secured by Xechem's ownership of 3,386,563 shares of common stock of Ceptor Corporation, a Delaware corporation and former wholly owned subsidiary of Xechem (hereinafter referred to as the "Ceptor Shares"). Investors may convert the Secured Promissory Notes into shares of Xechem's common stock at any time prior to the maturity date, at $0.015 per share (approximately 66,667 shares per unit for a total of approximately 104,533,333 shares for 1,568 units), subject to adjustment. The conversion price per share shall be reduced in the event Xechem subsequently issues, sells or grants shares of its common stock for consideration per share of less than $0.015 per share. The conversion price shall be reduced to that amount calculated by multiplying the conversion price in effect prior to the adjustment by a fraction, the numerator of which is: (A) the number of shares of common stock outstanding immediately prior to the event, plus the number of shares of common stock issued as part of the dilutive event multiplied by a fraction the numerator of which is the dilutive price and the denominator of which is the conversion price; and (B) the denominator of which is the number of shares outstanding immediately following the dilutive event.

      Xechem has agreed to use its best efforts to file a registration statement to register the shares of common stock underlying the warrants and the Secured Promissory Notes as soon as possible and within 90 days of the date of the agreement. There is no penalty should Xechem fail to file a registration statement within 90 days.

      Xechem has agreed to sell at least 25% of its Ceptor Shares, to the extent required to repay the bridge notes (including the Chassman Note) by December 31, 2005, subject to extension. Ceptor agreed to register certain of its shares pursuant to a merger agreement, see Item 8.01 herein and Ceptor's (Medallion) Current Report on Form 8-K filed December 14, 2004 (SEC File No. 000-50502). If Ceptor has not registered the Ceptor Shares by September 30, 2005, the outside date of sale of the 25% of the Ceptor Shares is extended to March 31, 2006. Furthermore, Xechem has agreed to sell an additional 25% of its Ceptor Shares to the extent necessary to pay all of the bridge loans by June 30, 2006. To the extent that any amounts remain unpaid, all amounts shall be immediately due and payable on December 31, 2006.

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      The Company relied upon the exemption from registration available under
Section 4(2) of the Securities Act of 1933, as amended. The Bridge Loan Financing participants are accredited investors, small in number, and all of them had access to information about the Xechem.

ITEM 8.01    OTHER EVENTS.

      On December 9, 2004, Xechem, William Pursley ("WP"), and Ceptor entered into the Second Amendment to the Ceptor Agreement (the "Second Amendment"), which event was reported on Xechem's Current Report on Form 8-K filed on December 14, 2004 (SEC File No. 0-23788).

      The Second Amendment provided for a put obligation with respect to capital raised by Ceptor (the "Put") through an offering made in conjunction with a merger agreement by and among Medallion Crest Management, Inc., a Florida corporation ("Medallion"), Ceptor and Ceptor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp."), pursuant to which Ceptor merged with and into Acquisition Corp, with Ceptor surviving as the wholly owned subsidiary of Medallion. The Ceptor Agreement provided that the number of shares of Ceptor stock to be put by Xechem pursuant to the Put shall be that amount of shares equal to the quotient of: (a) twenty-five percent (25%) of the gross cash raised (before any commissions or other expenses) in each tranche of equity financing, divided by (b) the price per share of Ceptor common stock, at which such equity tranche is raised. The Second Amendment revised the Put percent to ten percent (10%) pursuant to the requirement of the placement agent of the Offering. Under the terms of the private placement memorandum, Ceptor was raising a minimum of $2.5 million and a maximum of $6.0 million from the offering of Units. Each Unit consisted of one share of Series A Convertible Preferred Stock and a warrant for 5,000 shares of Ceptor common stock, exercisable at $2.50 per share. Units were offered by the placement agent for sale at $25,000 per Unit. Shares of Series A Convertible Preferred Stock were convertible into 10,000 shares of Ceptor common stock.

      Assuming gross offering proceeds of $2.5 million from the sale of 100 Units, Xechem would exercise its Put for $250,000 in cancellation of 100,000 shares ($2,500,000 x .10 = $250,000/$2.50 = 100,000); and assuming gross proceeds of $6 million from the sale of 240 Units, Xechem would exercise its Put for $600,000 in cancellation of 240,000 shares ($6,000,000 x .10 =
$600,000/$2.50 = 240,000). In no event, may one or more exercises of the Put result in any amount in excess of $2.0 million being redeemed by Ceptor.

      In February 2005, Ceptor completed its offering for $12,791,250. Xechem exercised its Put for $1,279,125 in cancellation of 511,650 shares ($12,791,250 x .10 = $1,279,125 / $2.50 = 511,640). Following the Put/redemption, Xechem owns 3,386,563 shares of Ceptor stock.


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      Pursuant to the terms of the Ceptor agreements, Xechem continues to be entitled to a royalty of two percent (2%) of gross revenues received by Ceptor with respect to the sale or licensing of products incorporating any of the Ceptor intellectual property owned by Ceptor on the effective date of the Ceptor agreement.

      Finally, the Ceptor Shares are subject to a lock-up agreement among the parties to the Second Amendment as follows: Xechem will not sell its Ceptor Shares for a period of six months following the effective date of the registration of the securities sold through the offering; thereafter, Xechem may sell an amount equal to up to fifty percent (50%) of the Ceptor Shares until the first anniversary of the effective date of the registration, at which time Xechem will be free to sell all its Ceptor Shares. If the Ceptor Shares are not registered within six months following the termination of the offering, then the Ceptor Shares shall be under a lock up agreement for a period of one year following the termination of the offering, at which time Xechem may sell up to fifty percent (50%) of its Ceptor Shares, with the ability to sell all of its Ceptor Shares eighteen months following the termination of the offering. Notwithstanding anything herein to the contrary, Xechem may transfer the Ceptor Shares in a privately negotiated transaction to any person or entity who agrees to be bound by the lock up agreement.

      The descriptions of the Bridge Loan Financing documents, Merger, the Merger Agreement, the Ceptor Agreement, and the Second Amendment included in this draft are not complete, and are qualified in their entirety by reference to the appropriate documents which are filed as exhibit to this Current Report on Form 8-K or were previously filed as Exhibits to Current Reports on Form 8-K identified and incorporated herein by reference.

ITEM 9.01    EXHIBITS.

      (C)    EXHIBITS.

      Exhibit 2.1 - Agreement of Merger and Plan of Reorganization, by and among Medallion Crest Management, Inc., a Florida corporation ("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp."), previously filed as an exhibit to CepTor Corporation, formerly Medallion Crest Management, Inc.'s Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-50502).

      Exhibit 4.1 - Form of Secured Convertible Promissory Note.

      Exhibit 4.2 - Form of Stock Pledge and Escrow Agreement.

      Exhibit 4.3 - Form Common Stock Purchase Warrant.

      Exhibit 4.4 - Form of Registration Rights Agreement.

      Exhibit 10.1 - Second Amendment to the CepTor Agreement, dated December 9, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-23788).

      Exhibit 10.2 - CepTor Agreement, dated March 31, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No. 000-23788), and incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2005

                                        XECHEM INTERNATIONAL, INC.

                                        By: /s/ Dr. Ramesh C. Pandey
                                            ------------------------------------
                                            Ramesh C. Pandey, Ph.D.,
                                            Chief Executive Officer


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                                  EXHIBIT INDEX

      Exhibit 2.1 - Agreement of Merger and Plan of Reorganization, by and among Medallion Crest Management, Inc., a Florida corporation ("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp."), previously filed as an exhibit to CepTor Corporation, formerly Medallion Crest Management, Inc.'s Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-50502).

      Exhibit 4.1 - Form of Secured Convertible Promissory Note.

      Exhibit 4.2 - Form of Stock Pledge and Escrow Agreement.

      Exhibit 4.3 - Form Common Stock Purchase Warrant.

      Exhibit 4.4 - Form of Registration Rights Agreement.

      Exhibit 10.1 - Second Amendment to the CepTor Agreement, dated November 16, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-23788).

      Exhibit 10.2 - CepTor Agreement, dated March 31, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No. 000-23788), and incorporated herein by reference.


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